EXHIBIT 23.7


                        CONSENT OF INDEPENDENT AUDITORS
     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 No. 333-64205) and related Prospectus of City Holding Company for the registration of 10,500,000 shares of its common stock and to the use of our report dated February 12, 1996, with respect to the consolidated financial statements of Twentieth Bancorp, Inc. and Subsidiary incorporated by reference in Horizon Bancorp, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission



Huntington, West Virginia   /s/ DIAMOND, LEFTWICH, GOHEEN & DUNN
November 2, 1998